UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

WESTSTAR FINANCIAL SERVICES CORPORATION
(Exact name of Registrant as specified in its charter)

North Carolina	000-30515	56-2181423
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

P.O. Box 1285, Asheville, North Carolina		28802
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (828) 575-4608

79 Woodfin Place, Asheville, North Carolina 28801-2426
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01             Other Events.

On February 22, 2011, Weststar Financial Services Corporation sent a letter to the holders of its common stock. The letter is attached as exhibit 99.1 to this report and is incorporated by reference herein.

ITEM 9.01             Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description of Exhibit
99.1
Letter from Randall C. Hall, President and CEO, Weststar Financial Services Corporation, and Darryl J. Hart, Chairman of the Board of Directors, Weststar Financial Services Corporation, to the Shareholders of Weststar Financial Services Corporation Common Stock (Feb. 22, 2011)

This Current Report on Form 8-K (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Registrant’s goals and expectations with respect to earnings, income per share, revenue, expenses and the growth rate in such items, as well as other measures of economic performance, including statements relating to estimates of credit quality trends, and (ii) statements preceded by, followed by or that include the words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan,” “projects,” “outlook” or similar expressions. These statements are based upon the current belief and expectations of the Registrant’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Registrant’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTSTAR FINANCIAL SERVICES CORPORATION

By:	/s/ Randall C. Hall
Randall C. Hall
Chief Executive Officer, President
and Chief Financial Officer

Dated:   February 24, 2011

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
99.1
Letter from Randall C. Hall, President and CEO, Weststar Financial Services Corporation, and Darryl J. Hart, Chairman of the Board of Directors, Weststar Financial Services Corporation, to the Shareholders of Weststar Financial Services Corporation Common Stock (Feb. 22, 2011)